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EXHIBIT 1


                              PivX Solutions, Inc.
                          23 Corporate Plaza, Suite 280
                         Newport Beach, California 92660

                                  June 22, 2006


Jason Coombs
c/o PivX Solutions, Inc.
23 Corporate Plaza, Suite 280
Newport Beach, CA 92660

         Re: Purchase of Series A Preferred and Common Stock of PivX Solutions, Inc.

Dear Mr. Coombs:

         This letter agreement (this "Letter Agreement") sets forth certain rights and obligations of Jason Coombs ("Purchaser"), on the one hand, and PivX Solutions, Inc., a Nevada corporation ("PivX"), on the other hand, in connection with the purchase and issuance of ten million (10,000,000) shares of Series A Preferred Stock and five million (5,000,000) shares of Common Stock of PivX by Purchaser.

         In consideration for the sale of the ten million (10,000,000) shares of Series A Preferred Stock and for million (5,000,000) shares of Common Stock (together, the "Shares") and for other good and valuable consideration as listed on Schedule A attached hereto, Purchaser hereby agrees that he shall be obligated to purchase the Shares under the following terms and conditions:

I.       ISSUANCE AND TERMS OF THE SERIES A PREFERRED STOCK ARE AS FOLLOWS:

         A. NUMBER OF SHARES OF SERIES A PREFERRED STOCK TO BE ISSUED. The number of shares of Series A Preferred Stock to be issued to Purchaser under this Letter Agreement shall be ten million (10,000,000) shares, with a par value of $0.001 per share.

         B. CONSIDERATION. The consideration paid by Purchaser for the shares of Series A Preferred Stock shall be the par value of $0.001 per share (an aggregate of $1,000).

         C. LIQUIDATION RIGHTS. Upon the dissolution, liquidation or winding up of PivX, whether voluntary or involuntary, Purchaser shall be entitled to receive out of the assets of PivX the sum of $0.001 (par value) per share.

         D. VOTING RIGHTS. Each share of Series A Preferred Stock held shall entitle Purchaser to five (5) votes on any matter submitted to the shareholders of PivX for any vote, waiver, release or other action to be considered in connection with the establishment of a quorum, except as may otherwise be expressly required by law or the applicable stock exchange rules. The Series A Preferred Stock shall vote together with the shares of Common Stock as one class.


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Mr. Jason Coombs
June 22, 2006
Page 2 of 3


         E. NO CONVERSION RIGHTS. The shares of Series A Preferred Stock shall not be convertible into any other class or series of stock of PivX.

         F. RESTRICTED STOCK. The ten million (10,000,000) shares of Series A Preferred Stock shall be restricted stock. Purchaser understands that the shares of Series A Preferred Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from PivX in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that he is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser understands that PivX is under no obligation to register any of the securities sold.

II.      ISSUANCE OF FIVE MILLION (5,000,000) SHARES OF THE COMMON STOCK OF
         PIVX.

         A. NUMBER OF SHARES OF COMMON STOCK TO BE ISSUED. The number of shares of Common Stock, to be issued to Purchaser under this Letter Agreement shall be five million (5,000,000) shares, with a par value of $0.001 per share.

         B. CONSIDERATION. The consideration paid by Purchaser for the shares of Common Stock shall be as set forth on the attached Schedule A.

         C. FAIR MARKET VALUE FOR COMMON STOCK. The fair market value for the shares of Common Stock to be issued under this Letter Agreement shall be determined on a date which is within the 30 day period preceding the date of this Letter Agreement.

         D. RESTRICTED STOCK. The five million (5,000,000) shares of Common Stock shall be restricted stock. Purchaser understands that the shares of Common Stock are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from PivX in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, Purchaser represents that he is familiar with Rule 144 of the Commission, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Purchaser understands that PivX is under no obligation to register any of the securities sold.


                                       2
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Mr. Jason Coombs
June 22, 2006
Page 3 of 3



III.     EVENTS TO OCCUR UPON ISSUANCE OF THE SERIES A PREFERRED STOCK.

         A. Upon issuance of the shares of Series A Preferred Stock, Tydus Richards, Chief Executive Officer of PivX, shall resign from such office.

         B. Upon the resignation of Tydus Richards from the office of Chief Executive Officer, Purchaser shall be appointed as a Director and as Chief Executive Officer of PivX.

         The rights and obligations of the parties to this Letter Agreement shall not be assignable without the consent of the other party. This Letter Agreement shall be governed by the laws of the State of California, without giving effect to the conflict of law provisions thereof. This Letter Agreement may be executed in one or more counterparts, each of which shall constitute one instrument. Any term of this Letter Agreement may be amended or waived only by written consent of Purchaser and PivX.

         Each of the parties represent that they have read this Letter Agreement, fully understands its contents and meaning and have had the opportunity to consult with and obtain advice from independent legal counsel prior to executing this Letter Agreement.

                                            Very truly yours,

                                            PivX Solutions, Inc.
                                            a Nevada Corporation

                                            //TYDUS RICHARDS

                                            Tydus Richards,
                                            Chief Executive Officer


ACKNOWLEDGED AND AGREED:




By: /s/ JASON COOMBS
    ----------------------------------
    Jason Coombs